Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-265714 and 333-266433 on Form S-1 and Registration Statement Nos. 333-266490 and 333-271421 on Form S-8 of our report dated March 15, 2024, relating to the consolidated financial statements of biote Corp. and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 15, 2024